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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 28, 2003, with respect to the consolidated financial statements of MedSource Technologies, Inc. and subsidiaries included in the Registration Statement (Form S-1) and related Prospectus of Medical Device Manufacturing, Inc. dated February 7, 2005.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
February 7, 2005

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Consent of Independent Registered Public Accounting Firm